                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (Nos. 333-82910, 333-69744 and 333-30540) and Forms S-8
(Nos. 2-68488, 33-12453, 33-13577, 33-30884, 33-39265, 333-0567, 333-69445,
333-69441, 333-37276 and 333-37278) of Kulicke and Soffa Industries, Inc. of our report dated December 16, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.




PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
December 23, 2002